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                                                                  EXHIBIT (5)(c)
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SELECT RESERVE VARIABLE ANNUITY


              Enclosed is confirmation of the initial purchase payment applied to your SELECT RESERVE variable annuity contract issued by THE UNITED STATES LIFE Insurance Company In the City of New York. The contract itself will be delivered to you in the very near future.

              We appreciate the confidence you have placed in THE UNITED STATES LIFE Insurance Company In the City of New York and the SELECT RESERVE product. Should you have any questions, please contact your Investment Representative or the Administrative Center at
              (800) 346-4944.

USL 8875-SR 0599



SELECT RESERVE VARIABLE ANNUITY


              Enclosed is confirmation of the initial purchase payment applied to your SELECT RESERVE variable annuity contract issued by THE UNITED STATES LIFE Insurance Company In the City of New York. The contract itself will be delivered to you in the very near future.

              We appreciate the confidence you have placed in THE UNITED STATES LIFE Insurance Company In the City of New York and the SELECT RESERVE product. Should you have any questions, please contact your Investment Representative or the Administrative Center at
              (800) 346-4944.

USL 8875-SR 0599



SELECT RESERVE VARIABLE ANNUITY

              Enclosed is confirmation of the initial purchase payment applied to your SELECT RESERVE variable annuity contract issued by THE UNITED STATES LIFE Insurance Company In the City of New York. The contract itself will be delivered to you in the very near future.

              We appreciate the confidence you have placed in THE UNITED STATES LIFE Insurance Company In the City of New York and the SELECT RESERVE product. Should you have any questions, please contact your Investment Representative or the Administrative Center at
              (800) 346-4944.

USL 8875-SR 0599